As filed with the Securities and Exchange Commission on December 17, 2008.

Registration No. 333-_______

==========================================================================================================================================

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

------------------------------------

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

------------------------------------

PRESSTEK, INC.

(Exact name of registrant as specified in its charter)

Delaware	02-0415170
(State or other jurisdiction of organization)	(I.R.S. Employer incorporation or Identification No.)

10 Glenville Street

Greenwich, Connecticut 06831

(Address of Principal Executive Offices) (Zip Code)

------------------------------------

2008 Omnibus Incentive Plan

Non Plan, Nonqualified Stock Option Agreement

(Full title of the plans)

------------------------------------

Jeffrey Jacobson

Chief Executive Officer and President

PRESSTEK, INC.

10 Glenville Street

Greenwich, Connecticut 06831

(203) 769-8032

(Name, Address and Telephone Number,

Including Area Code, of Agent For Service)

------------------------------------

with copies to:

David A. Cifrino, P.C.

McDERMOTT WILL & EMERY LLP

28 State Street

Boston, Massachusetts 02109

(617) 535-4000

--------------------------------------------

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

==========================================================================================================================================

CALCULATION OF REGISTRATION FEE

==========================================================================================================================================

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $0.01 per share	4,000,000	$3.17	$12,680,000.00	$498.33

---------------------------------------------------------------------------------------------------------------------

(1)

Consists of 3,000,000 reserved for issuance under the Company’s 2008 Omnibus Incentive Plan and 1,000,000 shares reserved for issuance under a Non Plan, Nonqualified Stock Option Agreement (the “Option”) with the Company’s Chief Executive Officer dated May 10, 2007. Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of our common stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors while this registration statement is in effect, this registration statement is hereby deemed to cover all such additional shares of common stock.

(2)

Estimated solely for the purpose of determining the registration fee and computed pursuant to Rules 457(c) and 457(h)(1). The proposed Maximum Offering Price Per Share indicated equals the average of the high and low prices of Presstek, Inc., common stock on December 12, 2008, as reported on The NASDAQ Global Market.

(3)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I is included in the documents sent or given to participants in the 2008 Omnibus Incentive Plan of Presstek, Inc. (the “Registrant”) or the Option pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein and shall be deemed as part hereof:

(a)

the Annual Report on Form 10-K for the fiscal year ended December 29, 2007, as filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which contains audited financial statements for the fiscal year ended December 29, 2007;

(b)

the Quarterly Reports on Form 10-Q for the quarter ended March 28, 2008, and filed on May 13, 2008, for the quarter ended June 28, 2008, and filed on August 7, 2008, and for the quarter ended September 27, 2008, and filed on October 6, 2008;

(c)

The Registrant’s Current Reports on Form 8-K, as filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act on January 1, 2008, March 3, 2008, March 29, 2008, April 10, 2008, April 28, 2008, May 2, 2008, June 3, 2008, June 12, 2008, July 31, 2008 and September 4, 2008; and

(d)

The description of the Registrant’s Common Stock, par value $0.01 per share, contained in the section entitled “Description of Registrant’s Securities to be Registered,” contained in the Registrant’s registration statement on Form 8-A, filed with the Commission on March 22, 1989, including any amendment or report filed for the purpose of updating the description of the Registrant’s Common Stock.

All documents filed with the Commission by the Registrant after the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment that indicates that all shares of common stock offered hereunder have been sold, or that deregisters all shares of common stock remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

Item 4. DESCRIPTION OF SECURITIES.

Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses, including attorneys’ fees but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit. In these actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

Article Ninth of the Registrant’s Amended and Restated Certificate of Incorporation, as amended, provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit. Article Ninth further provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Article Tenth of the Registrant’s Amended and Restated Certificate of Incorporation and Article X of the Registrant’s By-laws provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative, or by or in the right of the Registrant to procure judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, in accordance with and to the full extent permitted by statute. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Registrant in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Registrant.

Article Tenth of the Registrant’s Amended and Restated Certificate of Incorporation and Article X of the Registrant’s By-laws further provide that the indemnification provided therein is not deemed exclusive of any other rights to which those seeking indemnification may be entitled.

In addition to the indemnification provided by the Registrant’s Amended and Restated Certificate of Incorporation and By-laws, the Registrant has entered into employment agreements with certain of its executive officers which provide, subject to certain exceptions, that the Registrant shall indemnify and hold harmless such person from and against any and all costs and liabilities, including without limitation reasonable attorneys’ fees, arising out of or in connection with being or having been an officer or director of the Registrant.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

Item 8. EXHIBITS.

See the Exhibit Index immediately following the signature pages, which is incorporated herein by reference.

Item 9. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Presstek, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, State of Connecticut, on this 17th day of December, 2008.

PRESSTEK, INC.

By: /s/ Jeffrey Jacobson

Jeffrey Jacobson
Chief Executive Officer and President

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Presstek, Inc., hereby severally constitute and appoint Jeffrey A. Cook and James Van Horn, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this registration statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Presstek, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE(S)	DATE

/s/ Jeffrey Jacobson	Chief Executive Officer, President and	December 17, 2008
Jeffrey Jacobson	Director (Principal Executive Officer)

/s/ Jeffrey A. Cook Jeffrey A. Cook	Executive Vice President, Chief Financial Officer, and Treasurer (Principal Financial Officer)	December 17, 2008
/s/ Wayne Parker Wayne Parker	Vice President - Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	December 17, 2008
/s/ Edward E. Barr	Director	December 17, 2008
Edward E. Barr

/s/ John W. Dreyer	Director	December 17, 2008
John W. Dreyer

/s/ Daniel S. Ebenstein	Director	December 17, 2008
Daniel S. Ebenstein

/s/ Dr. Lawrence Howard	Director	December 17, 2008
Dr. Lawrence Howard

/s/ Steven N. Rappaport	Director	December 17, 2008
Steven N. Rappaport

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1

Amended and Restated Certificate of Incorporation of the Registrant, as amended (filed as Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 29, 1996, filed August 15, 1996, and incorporated herein by reference).

4.2	By-laws of the Registrant (filed as Exhibit 3(b) to the Registrant’s Form 10-K for the fiscal year ended December 30, 1995, filed March 29, 1996, and incorporated herein by reference).
4.3	2008 Omnibus Incentive Plan (filed as Appendix A to Presstek’s Definitive Proxy Statement on May 9, 2008, hereby incorporated by reference).
4.4

Non Plan, Nonqualified Stock Option Agreement by and between Presstek, Inc. and Jeffrey Jacobson dated May 10, 2007 (Previously filed as Exhibit 10.3 to Presstek’s Form 10-Q, filed May 15, 2007, hereby incorporated by reference.)

5.1	Opinion of McDermott Will & Emery LLP (filed herewith).
23.1	Consent of KPMG LLP (filed herewith).
23.2	Consent of BDO Seidman, LLP (filed herewith).
23.3	Consent of McDermott Will & Emery LLP (included in opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included as part of the signature page to this registration statement).